Exhibit 10.(c)
WRIGLEY SAVINGS PLAN
(As amended and restated effective January 1, 2008)

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WRIGLEY SAVINGS PLAN
SECTION 1. NAME AND EFFECTIVE DATE OF PLAN.
          This Plan (the “Plan”) shall be known as the “Wrigley Savings Plan,” and is adopted by the Company as an amendment and restatement of the Plan as in effect as of December 31, 2007. The Plan, as so amended and restated, shall be effective as of January 1, 2008 in respect of Participants whose employment terminates on or after such date, provided, however, that any provision that specifies a different effective date shall be effective as of such date. The portion of the Plan consisting of the Wrigley Common Stock Fund is intended to meet the requirements of a qualified employee stock ownership plan under section 4975(e)(7) of the Code.
SECTION 2. DEFINITIONS.
          As used in the Plan, the terms contained in this Section 2, when initial capital letters are used, shall have the meanings specified in this Section 2, unless the context clearly requires a different meaning. Terms used in the singular may include the plural and vice versa, unless the context clearly indicates to the contrary. The words “hereof,” “herein” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision thereof. All references herein to specific sections shall mean sections of the Plan unless otherwise qualified.
     2.1 Accounts. The term “Accounts” refers collectively to all of the several accounts maintained for a Participant.
     2.2 Affiliate. The term “Affiliate” means any corporation or unincorporated business that is controlled by, or under common control with, or is a member of an affiliated service group that includes the Company within the meaning of sections 414(b), (c) or (m) of the Code, and any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code; provided, however, that for purposes of applying the limitations on contributions set forth in section 415 of the Code, section 415(h) of the Code shall apply.
     2.3 After-Tax Account. The term “After-Tax Account” means the aggregate of a Participant’s After-Tax Deposits, adjusted in accordance with Section 10.
     2.4 After-Tax Deposits. The term “After-Tax Deposits” means the Deposits made by a Participant, on an after-tax basis, prior to January 1, 2008.
     2.5 Before-Tax Account. The term “Before-Tax Account” means a Participant’s Before-Tax Deposits, adjusted in accordance with Section 10.
     2.6 Before-Tax Deposits. The term “Before-Tax Deposits” means the deposits elected by a Participant under Section 4.1 and designated as such by the Participant. Before-Tax Deposits are intended to qualify as salary reduction contributions under section 401(k) of the Code.
     2.7 Beneficiary. The term “Beneficiary” means the person, persons or trust designated under Section 3.3 to receive a benefit under the Plan after the death of a Participant, as provided in Sections 11.2, 12.2 and 12.3.
     2.8 Board of Directors. The term “Board of Directors” means the Board of Directors of the Company.
     2.9 Class B Stock. The term “Class B Stock” means the Class B common stock, no par value, of the Company.
     2.10 Code. The term “Code” means the Internal Revenue Code of 1986, as amended.

     2.11 Committee. The term “Committee” means the committee, as constituted from time to time, that is established to administer the Plan as provided in Section 14.
     2.12 Common Stock. The term “Common Stock” shall mean the Common Stock of the Company.
     2.13 Company. The term “Company” means Wm. Wrigley Jr. Company, a Delaware corporation (or its successor).
     2.14 Company Special Contributions. The term “Company Special Contributions” means the contributions that were designated as such and made by the Company or any Employer on or before December 31, 1986.
     2.15 Deposits. The terms “Deposit” and “Deposits” refer collectively to the Participant’s Before-Tax Deposits, Roth Deposits and, prior to January 1, 2008, After-Tax Deposits.
     2.16 Eligible Employee. The term “Eligible Employee” means any Employee other than (i) an Employee who is employed as a student intern, (ii) an individual who renders services to an Employer pursuant to (A) an agreement providing that such services are to be rendered by the individual as an independent contractor, (B) except as otherwise provided in the Plan, an agreement with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Employer or Affiliate or (C) an agreement that contains a waiver of participation in the Plan or (iii) an Employee whose terms of employment are subject to a collective bargaining agreement which does not provide for the coverage of such Employee hereunder.

     2.17 Employee. The term “Employee” means every officer and every employee of the Company or any Employer.
     2.18 Employer. The term “Employer” means the Company, L.A. Dreyfus Company, Northwestern Flavors, Inc., Wrigley Enterprises, Inc., Zeno Air, Inc., Wrigley Manufacturing Company, LLC, Wrigley Sales Company and any other Affiliate that, with the consent of the Committee and the Chief Executive Officer of the Company, adopts this Plan.
     2.19 Employment Commencement Date. The term “Employment Commencement Date” means the date on which the Employee first performs an Hour of Service.
     2.20 ERISA. The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     2.21 Hour of Service. The term “Hour of Service” means (1) each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for the Company or any Affiliate; (2) each hour for which an Employee is directly or indirectly paid or entitled to payment, but during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty or leave of absence; and (3) each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Company or any Affiliate. Special rules for treatment of hours credited on account of a period in which an Employee performs no services shall be those set forth in 29 CFR §§ 2530.200b-2(b) and (c) issued by the Department of Labor, which are hereby incorporated by reference. No more than 501 Hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no service. All Employees for whom the Company is not required to keep records of the number of hours worked will be credited with 190 Hours of Service for each month for which they are compensated. An

Employee shall be credited with the number of Hours of Service that the Committee determines he or she would have completed during any period of Qualified Military Service, provided that the Employee returns to active employment with an Employer within the period prescribed by USERRA.
     2.22 Investment Funds. The term “Investment Fund” means any one of the funds made available pursuant to Section 9.
     2.23 Long Term Disability. The term “Long Term Disability” means an incapacity of a Participant pursuant to which the Participant qualifies for the Company’s long-term disability benefits, which determination shall be made by the Committee or other entity administering such benefits and shall be conclusive for all purposes of the Plan and the Trust.
     2.24 Matching Account. The term “Matching Account” means the aggregate of the Matching Contributions on behalf of a Participant, adjusted in accordance with Section 10.
     2.25 Matching Contributions. The term “Matching Contributions” means the contributions made pursuant to Section 6.
     2.26 Nonqualified Deferral Program. The term “Nonqualified Deferral Program” means the Company’s Executive Compensation Deferral Program, as amended from time to time, or any successor thereto.
     2.27 Participant. The term “Participant” means an Eligible Employee who has elected to participate in the Plan, as provided in Section 3.1. An individual shall cease to be a Participant upon the complete distribution of his or her Account.
     2.28 Plan Year. The term “Plan Year” means the calendar year.

     2.29 Qualified Military Service. The term “Qualified Military Service” shall mean any service in the uniformed services (as defined in 38 U.S.C. §4303) by an individual if such individual is entitled to reemployment rights under USERRA with respect to such service.
     2.30 Rollover Account. The term “Rollover Account” means the aggregate of a Participant’s Rollover Deposits, adjusted in accordance with Section 10.
     2.31 Rollover Deposits. The term “Rollover Deposits” means the rollover contributions made by an Eligible Employee under Section 5.
     2.32 Roth Account. The term “Roth Account” means the aggregate of a Participant’s Roth Deposits and any Rollover Deposits that consist of designated Roth 401(k) contributions and earnings thereon, within the meaning of Section 402A of the Code, adjusted in accordance with Section 10.
     2.33 Roth Deposits. The term “Roth Deposits” means the deposits elected by a Participant under Section 4.1 and designated as such by the Participant. Roth Deposits are intended to qualify as designated Roth 401(k) contributions within the meaning of Section 402A of the Code.
     2.34 Salary. The term ”Salary” means the regular earnings, shift differentials, holiday pay, regular vacation pay, jury duty differential, military leave differential and Salary Plan payments paid to a Participant by an Employer, and shall not include any other remuneration received by a Participant, including Group Achievement Fund and Executive Incentive Compensation Program earnings.
     2.35 Trust. The term “Trust” means the trust created by the Trust agreement executed by the Company for the purposes of the Plan, as provided in Section 13.

     2.36 Trustee. The term “Trustee” means Mercer Trust Company, as Trustee of the Trust, or any successor Trustee.
     2.37 USERRA. The term “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.
SECTION 3. PARTICIPATION.
     3.1 Election to Participate.
(a)	Eligibility to Participate. An Eligible Employee shall become eligible to participate in the Plan as soon as administratively practicable after the Employee’s Employment Commencement Date if the Employee is classified by the Employer in its employment records as a “Regular Full-Time Employee” or a “Regular Part-Time Employee,” or is scheduled to work 1,000 or more hours during the twelve-month period following the Employment Commencement Date. An Eligible Employee who is not described above, including each Employee who is classified by an Employer in its employment records as a “Temporary Employee,” shall become eligible to participate in the Plan as soon as administratively practicable after the date on which such Employee is first credited with 1,000 Hours of Service within the twelve-month period beginning on the Employment Commencement Date or within any Plan Year beginning after the Employment Commencement Date.

(b)	Voluntary Enrollment. An Eligible Employee who has satisfied the conditions described in Section 3.1(a) may elect to become a Participant in the Plan in the form and manner prescribed by the Committee, which election shall authorize Deposits as provided in Section 4.1.

(c)	Automatic Enrollment. Effective for Eligible Employees who commence employment with the Company or any of its Affiliates on or after May 1, 2006, each Eligible Employee who during the 90-day period immediately following the date on which such Eligible Employee becomes eligible to participate in the Plan neither elects to enroll in the Plan pursuant to Section 3.1(b) nor affirmatively elects not to participate in the Plan in accordance with procedures prescribed by the Committee shall be automatically enrolled in the Plan and shall be deemed to have authorized Before-Tax Deposits in accordance with Section 4.1(b).

(d)	Commencement of Participation. Each Eligible Employee shall become a Participant as soon as administratively practicable after such Eligible Employee enrolls in the Plan, either voluntarily pursuant to Section 3.1(b) or automatically pursuant to Section 3.1(c). Deductions from such Participant’s Salary as provided in Section 4 shall commence on the first day of the first pay period coincident with or next following the date he or she becomes a Participant.

(e)	Participants Who Also Participate in Nonqualified Deferral Program. Notwithstanding the foregoing, an Eligible Employee who elects to defer his or her Salary for any Plan Year under the Nonqualified Deferral Program must at the same time make an irrevocable election whether or not to participate in this Plan for such Plan Year.
     3.2 Participation After Reemployment. If a Participant whose participation in the Plan has been terminated is later reemployed by the Company or any Employer as an Eligible Employee, the Participant will be eligible to participate in the Plan as soon as administratively practicable after the date of reemployment.
     3.3 Designation of Beneficiary. Each Participant, at the time of his or her election to become a Participant shall, in the form and manner prescribed by the Committee, designate a Beneficiary to receive any benefit payable under the provisions of Sections 11.2, 12.2 and 12.3. Each Participant may thereafter change or revoke such designation. The Participant’s Beneficiary shall automatically be the Participant’s spouse unless such spouse gives written consent on a form provided by the Committee to the designation of a different beneficiary or beneficiaries. A spouse’s written consent shall acknowledge the effect of the class of beneficiaries and shall be witnessed by a Plan representative or notary public. No such designation, revocation or change shall be effective unless made in writing and delivered to the Committee prior to the death of the Participant.

SECTION 4. PARTICIPANT DEPOSITS.
     4.1 Authorization of Deposits.
(a)	Voluntary Enrollment. At the time an Eligible Employee elects to become a Participant pursuant to Section 3.1(b), the Eligible Employee shall authorize his or her Employer, in the form and manner prescribed by the Committee, to deduct Deposits from the Eligible Employee’s Salary in an amount equal to 1% to 25% of his or her Salary for each payroll period in increments of whole percentages; provided, however, that, except to the extent permitted by Section 4.6 of the Plan and section 414(v) of the Code with respect to catch-up contributions, a Participant’s Deposits for a Plan Year shall not, in the aggregate, exceed 25% of the maximum amount prescribed by section 401(a)(17) of the Code ($230,000 for the 2008 Plan Year). Deposits under this Section 4.1 may be designated by Participants as Before-Tax Deposits, Roth Deposits or a combination thereof. Effective January 1, 2008, Eligible Employees may no longer elect After-Tax Deposits as permitted prior to such date.

(b)	Automatic Enrollment. An Eligible Employee who is automatically enrolled in the Plan pursuant to Section 3.1(c) shall be deemed to have elected to deduct Before-Tax Deposits from the Eligible Employee’s Salary in an amount which (1) in the case of an Eligible Employee whose employment commenced on or after May 1, 2006 and prior to January 1, 2008, shall be equal to 3% of such Eligible Employee’s Salary and (2) in the case of an Eligible Employee whose employment commenced on or after January 1, 2008 shall be a percentage of such Eligible Employee’s Salary determined in accordance with the following schedule:
(i)	3% of such Eligible Employee’s Salary for each payroll period during the period beginning on the date the Eligible Employee is automatically enrolled in the Plan (the “Automatic Enrollment Date”) and ending on the first anniversary of the Automatic Enrollment Date;

(ii)	4% of such Eligible Employee’s Salary for each payroll period during the 12-month period beginning on the first anniversary of the Automatic Enrollment Date and ending on the second anniversary of the Automatic Enrollment Date;

(iii)	5% of such Eligible Employee’s Salary for each payroll period during the 12-month period beginning on the second anniversary of the Automatic Enrollment Date and ending on the third anniversary of the Automatic Enrollment Date; and

(iv)	6% of such Eligible Employee’s Salary for each payroll period following the third anniversary of the Automatic Enrollment Date.
(c)	Enrollment by Participants in Nonqualified Deferral Program. An Eligible Employee who elects to defer his or her Salary pursuant to the terms of the Nonqualified Deferral Program for any Plan Year shall be deemed to have elected Before-Tax Deposits under this Plan in an amount equal to the lesser of:
(i)	the maximum amount of Before-Tax Deposits which the Eligible Employee could elect for such Plan Year pursuant to the terms of the Plan, including any catch-up contributions which the Eligible Employee is eligible to elect pursuant to Section 4.6; and

(ii)	the aggregate amount of Salary deferrals which the Eligible elects under the terms of the Nonqualified Deferral Program for such Plan Year.
     4.2 Deduction of Deposits. The Company shall deduct Deposits from the Salary of each Participant and shall transmit the sums so deducted to the Trustee for investment as provided in Section 9; provided, however, that if the Participant has elected to defer his or her Salary pursuant to the terms of the Nonqualified Deferral Program, then any Deposits under this Plan shall be deducted from the balance of such Participant’s account under the Nonqualified Deferral Plan and contributed to this Plan not later than 2 1/2 months after the end of the Plan Year in which such Salary deductions occurred.
     4.3 Change in Rate or Resumption of Deposits. Within the limitations of Section 4.1, a Participant may, in the form and manner prescribed by the Committee, change the percentage of the deductions being made from his or her Salary or the designation of the deductions as Before-Tax Deposits or Roth Deposits or may resume having deductions made from his or her Salary (after a suspension pursuant to Section 4.4). Any such election shall be implemented as soon as administratively practicable following receipt thereof. A Participant who has elected to defer his or her Salary pursuant to the terms of the Nonqualified Deferral Program may change the rate of such Salary deductions only to the extent permitted under the terms of the Nonqualified Deferral Program.
     4.4 Suspension of Deposits. A Participant may elect, in the form and manner prescribed by the Committee, to suspend deductions from his or her Salary. Such election shall be implemented as soon as practicable following receipt thereof. A Participant who has elected to defer his or her Salary pursuant to the terms of the Nonqualified Deferral Program may suspend such Salary deductions only to the extent permitted under the terms of the Nonqualified Deferral Program.
     4.5 Nonforfeitability of Deposits. All Deposits made under this Section 4 shall be fully vested and nonforfeitable.
     4.6 Catch-Up Contributions. Subject to the limitations set forth in Section 7.3, a Participant who is eligible to make Before-Tax or Roth Deposits under the Plan and will attain age 50 before the end of the Plan Year shall be eligible to have Before-Tax or Roth Deposits made in addition to those described in Section 4.1 (“catch-up contributions”). Catch-up contributions shall be elected, made, suspended, resumed and credited in accordance with and subject to the rules and limitations of section 414(v) of the Code and the regulations promulgated thereunder and such other rules and limitations prescribed by the Committee from time to time; provided, however, that the amount of a Participant’s catch-up contributions made during a calendar year shall not exceed the maximum amount permitted under section 414(v)(2) of the Code for the calendar year. Catch-up contributions shall not be taken into account for purposes of Sections 7.1 and 7.4 and the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall be treated the same as Deposits for purposes of allocating Matching Contributions pursuant to Section 6 of the Plan.
SECTION 5. ROLLOVER DEPOSITS.
          The Trustee shall be authorized to receive, hold and distribute in accordance with the Plan, a direct Rollover Deposit consisting of cash, transferred to the Plan by (i) a qualified plan described in section 401(a) or 403(a) of the Code, including designated Roth 401(k) contributions to such plan, (ii) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions or (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Trustee shall also be authorized to receive, hold and distribute in accordance with the Plan, a Participant contribution of an eligible rollover distribution from (A) a qualified plan described in section 401(a) or 403(a) of the Code, (B) an annuity contract described in section 403(b) of the Code, (C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state or (D) an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. The amounts transferred must be eligible rollover distributions, as defined in section 402(c) of the Code and the transfer shall be made either in the form of a direct transfer pursuant to section 401(a)(31) of the Code or as a rollover contribution otherwise described in section 402 of the Code. The amounts transferred pursuant to this Section 5 shall be deposited into the Trust and credited to the Participant’s Rollover Account; provided, however, that any Rollover Deposit that is a rollover of a designated Roth 401(k) contribution, within the meaning of Section 402A of the Code shall be allocated to the participant’s Roth Account and be subject to all of the terms and conditions applicable to such account. In no event shall the Trustee accept a Rollover Deposit if such receipt or the subsequent administration of such Rollover Account might subject the Trust to any tax liability. All Rollover Accounts shall be fully vested and nonforfeitable.
SECTION 6. MATCHING CONTRIBUTIONS.
     6.1 Matching Contributions for Participants Not Participating in Nonqualified Deferral Program. Subject to the provisions of Section 7, each Employer shall make Matching Contributions to the Plan each payroll period on behalf of each Participant who is employed by such Employer, other than Participants who have elected to defer their Salary for such Plan Year under the terms of the Nonqualified Deferral Program. The amount of each such Matching Contribution shall be equal to the sum of (i) 100% of such Participant’s Deposits for such payroll period, to the extent such Deposits do not exceed three percent (3%) of the Participant’s Salary for such payroll period; and (ii) 60% of such Participant’s Deposits for such payroll period, to the extent such Deposits exceed three percent (3%) but do not exceed six percent (6%) of the Participant’s Salary for such payroll period (as limited by Section 401(a)(17) of the Code). The Board of Directors has the discretion to change the rate of the Matching Contribution; provided, however, that any such change must be made prior to January 1 of the Plan Year to which it applies. The Matching Contribution on behalf of each such Participant shall be made concurrently with the transmittal of the Participant’s Deposits to the Trustee.
     6.2 Matching Contributions for Participants Participating in Nonqualified Deferral Program. Subject to the provisions of Section 7, each Employer shall make Matching Contributions to the Plan on behalf of each Participant who is employed by such Employer and has made an irrevocable election to defer his or her Salary for such Plan Year under the terms of the Nonqualified Deferral Program. The amount of each such Matching Contribution shall be equal to the sum of (i) 100% of such Participant’s Deposits for the Plan Year, to the extent such Deposits do not exceed three percent (3%) of the Participant’s Salary for the Plan Year; and (ii) 60% of such Participant’s Deposits for the Plan Year, to the extent such Deposits exceed three percent (3%) but do not exceed six percent (6%) of the Participant’s Salary for such Plan Year (as limited by Section 401(a)(17) of the Code). The Board of Directors has the discretion to change the rate of the Matching Contribution; provided, however, that any such change must be made prior to January 1 of the Plan Year to which it applies. The Matching Contribution on behalf of each such Participant shall be made concurrently with the transmittal of the Participant’s Deposits to the Trustee.
     6.3 Vesting of Matching Contributions. All Matching Contributions shall be fully vested and nonforfeitable.
SECTION 7. LIMITATIONS ON DEPOSITS AND ALLOCATIONS.
     7.1 Annual Limit on Before-Tax Deposits.
(a)	General Rule. Notwithstanding the provisions of Section 4.1, and except to the extent permitted under Section 4.6 of the Plan and section 414(v) of the Code with respect to catch-up contributions, a Participant’s Before-Tax and Roth Deposits for any calendar year shall not in the aggregate exceed the amount applicable under section 402(g) of the Code ($15,500 for 2008; thereafter adjusted in accordance with section 402(g)(5) of the Code).

(b)	Correction of Excess Before-Tax Deposits. If for any calendar year a Participant determines that the aggregate of the (i) Deposits to the Plan (other than Deposits pursuant to Section 4.6 of the Plan that are catch-up contributions) and (ii) amounts contributed under other plans or arrangements described in section 401(k), 408(k) or 403(b) of the Code will exceed the limit imposed by paragraph (a) of this Section for the calendar year in which such contributions were made (“Excess Deposits”), such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Committee, be allowed to submit a written request that the Excess Deposits plus any income and minus any loss allocable thereto shall be distributed to him or her. The request described in this subsection shall specify the Participant’s Excess Deposits for the calendar year and shall include the Participant’s written statement that if such Excess Deposits are not distributed, such Excess Deposits, when added to amounts deferred under other plans or arrangements described under section 401(k), 408(k), or 403(b) of the Code will exceed the limit for such Participant under section 402(g) of the Code. A distribution of Excess Deposits, plus earnings, shall be made no later than April 15th of the calendar year following the calendar year for which such Excess Deposits were made. The amount of any income or loss allocable to such Excess Deposits shall be determined pursuant to applicable Treasury Regulations promulgated under the Code. Amounts distributed pursuant to this subsection shall first be treated as distributions from the Participant’s Before-Tax Account and shall be treated as distributed from the Participant’s Roth Account and Matching Account, in that order, only to the extent such Excess Deposits exceed the balance of the Participant’s Before-Tax Account. Notwithstanding the provisions of this paragraph, any such Excess Deposits shall be treated as “annual additions” for purposes of section 415 of the Code.
     7.2 Limitations on Contributions for Highly-Compensated Eligible Employees. This Plan is intended to satisfy the conditions of Sections 401(k)(12) and 401(m)(11) of the Code and thereby to be treated as meeting the nondiscrimination requirements of Sections 401(k)(3) and 401(m) of the Code. The following provisions of this Section 7.2 shall apply only to the extent necessary for a Plan Year because the Plan is not deemed to satisfy such nondiscrimination requirements due to a failure to comply with Section 401(k)(12) and 401(m)(11) of the Code.
(a)	Actual Deferral Percentage Test of Section 401(k)(3) of the Code. For each Plan Year, the HCE Average Deferral Percentage (as defined in Section 7.2(e)) shall not exceed the greater of:
(i)	The NHCE Average Deferral Percentage multiplied by 1.25, and

(ii)	the lesser of (A) the NHCE Average Deferral Percentage plus two percentage points, and (B) 200% of the NHCE Average Deferral Percentage.
Notwithstanding any provision of the Plan to the contrary, any Deposits which are catch-up contributions described in Section 4.6 shall not be considered to be Deposits for purposes of determining whether the Actual Deferral Percentage test set forth in this subsection is satisfied.

(b)	Actual Contribution Percentage Test of Section 401(m) of the Code. For each Plan Year, the HCE Average Contribution Percentage (as defined in Section 7.2(e)) shall not exceed the greater of:
(i)	the NHCE Average Contribution Percentage multiplied by 1.25, and

(ii)	the lesser of (i) the NHCE Average Contribution Percentage plus two percentage points, and (ii) 200% of the NHCE Average Contribution Percentage.
(c)	Adjustments to Comply with Limits.
(1) Adjustments to Comply with Section 401(k)(3) of the Code.
(A) Adjustments to Before-Tax Contributions of Highly Compensated Employees. The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the requirement of Section 7.2(a) will be satisfied for a Plan Year, and, if it appears that such requirement will not be satisfied, the Committee shall take such steps as it deems necessary or appropriate to adjust the Deposits for all or a portion of such Plan Year on behalf of each Participant who is a Highly Compensated Employee to the extent necessary in order for such requirement to be satisfied. If, as of the end of the Plan Year, the Company determines that, notwithstanding any adjustments made pursuant to the preceding sentence, neither of the tests set forth in Section 7.2(a) has been satisfied, the total amount by which Deposits must be reduced in order to satisfy either such test shall be calculated in the manner prescribed by section 401(k)(8)(B) of the Code (the “excess contributions amount”). The amount to be returned to Participants who are Highly Compensated Employees shall be determined by first reducing the Deposits of each Participant whose actual dollar amount of Deposits for such Plan Year is the highest until such dollar amount equals the next higher actual dollar amount of Deposits made for such Plan Year on behalf of any Highly Compensated Employee, or until the total reduction equals the excess contributions amount. If further reductions are necessary, then the Deposits on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of Deposits, after the reduction described in the preceding sentence, is the highest shall be reduced in accordance with the previous sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount. Notwithstanding any provision of the Plan to the contrary, any Deposits which are catch-up contributions described in Section 4.6 shall not be considered to be Deposits for purposes of making any adjustments prescribed by this Section 7.2(c)(1)(A).
(B) Corrective Distributions and Forfeitures. No later than 2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Company shall cause to be distributed to each affected Participant the amount of Deposits to be returned to such Participant pursuant to subparagraph (A) above, plus any income and minus any loss allocable thereto, and any corresponding Matching Contributions plus any income and minus any loss allocable thereto shall be forfeited. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited shall be determined by the Committee in accordance with applicable Treasury Regulations. Any amounts forfeited pursuant to this paragraph shall be applied to satisfy each Employer’s obligation to make Matching Contributions with respect to subsequent Deposits. The amount of Deposits (and income or loss allocable thereto) to be distributed to a Participant hereunder shall be reduced by any Deposits previously distributed to such Participant pursuant to Section 7.1 in order to comply with the limitations of section 402(g) of the Code. The unadjusted amount of any such reductions so distributed or forfeited shall be treated as “annual additions” for purposes of section 415 of the Code.
Any Deposits distributed to a Participant pursuant to this Section shall be first treated as distributions of Before-Tax Deposits to the extent Before-Tax Deposits were made to the Plan for such Plan Year and, to the extent that such distributed Deposits exceed such Before-Tax Deposits, such excess Deposits shall be treated as distributions of Roth Deposits made to the Plan for such Plan Year.
(2) Adjustments to Comply with the Actual Contribution Percentage Test.
(A) Adjustment to Matching Contributions of Highly Compensated Employees. If, as of the end of the Plan Year but after taking into account the forfeiture of Matching Contributions made on behalf of Highly Compensated Employees pursuant to subparagraph (1)(B) above, the Committee determines that neither of the tests set forth in clause (1) or (2) of Section 7.2(b) is satisfied for such Plan Year, then the Committee shall calculate a total amount by which Matching Contributions must be reduced in order to satisfy either such test, in the manner prescribed by section 401(m)(6)(B) of the Code (the “excess aggregate contributions amount”). The amount to be reduced with respect to Participants who are Highly Compensated Employees shall be determined by first reducing the Matching Contributions for each Participant whose actual dollar amount of Matching Contributions for such Plan Year is highest until such reduced dollar amount equals the next highest dollar amount of Matching Contributions made for such Plan Year on behalf of any Highly Compensated Employee, or until the total reduction equals the excess aggregate contributions amount. If further reductions are necessary then such Matching Contributions on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of

Matching Contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess aggregate contributions amount.
(B) Corrective Distributions and Forfeitures. With respect to the Matching Contributions to be reduced on behalf of Participants who are Highly Compensated Employees as described in subparagraph (2)(A) above, the Committee shall distribute within 2 1/2 months after the end of the Plan Year for which the adjustment is made, if possible, but no later than the last day of the subsequent Plan Year, such Matching Contributions plus any income and minus any loss allocable thereto. The amount of any income or loss allocable to any such reductions to be so distributed shall be determined pursuant to applicable Treasury Regulations. The unadjusted amount of any such reductions so distributed shall be treated as “annual additions” for purposes of section 415 of the Code.
(d)	Designation of Qualified Nonelective Contributions and Qualified Matching Contributions. Subject to the limitations set forth in Sections 7.3 and 7.4, and to the extent permitted by Treasury Regulations, (i) an Employer may contribute for a Plan Year such amount, if any, as may be designated by such Employer as a “qualified nonelective contribution” within the meaning of section 401(m)(4)(C) of the Code for purposes of satisfying the actual deferral percentage limit of Section 7.2(a) or the actual contribution percentage limit of Section 7.2(b) or (ii) the Committee may designate any amount of the Matching Contributions allocated to Participants’ accounts as “qualified matching contributions” within the meaning of section 1.401(k)-2(a)(6) of the Treasury Regulations for purposes of satisfying the actual deferral percentage limit of Section 7.2(a). Any qualified nonelective contribution to the Plan shall be allocated to the accounts of those Participants who are not Highly Compensated Employees (as defined in Section 7.2(e)) for the Plan Year with respect to which such qualified nonelective contribution is made and who are actively employed by the contributing Employer on the date such contribution is made, beginning with the Participant with the lowest compensation for such Plan Year and allocating the maximum amount that can be taken into account under Treasury Regulation §1.401(k)-2(a)(6)(iv) before allocating any portion of such qualified nonelective contribution to the Participant with the next lowest compensation. Such allocation shall continue until the Plan satisfies the requirements in Section 7.2(a) and (b) of the Plan or until the amount of such qualified nonelective contribution has been completely allocated. Qualified matching contributions shall be allocated to the accounts of Participants who are not Highly Compensated Employees (as defined in Section 7.2(e)) for the Plan Year with respect to which such qualified matching contribution is made and who are actively employed on the date such contribution is made as a percentage of all or a portion of each such employee’s Before-Tax Deposits and Roth Deposits as shall be designated by the Company; provided, however, that such designation shall satisfy the provisions of Treasury Regulation §1.401(k)-2(a)(6). Any such qualified nonelective contributions or qualified matching contributions and earnings thereon shall be accounted for separately by the Trustee and shall be distributable pursuant to the provisions of the Plan concerning distributions of Employer contributions. Any other provision of the Plan to the contrary notwithstanding, a Participant shall at all times be fully vested in his or her account balance derived from qualified nonelective contributions and qualified matching contributions.

(e)	Definitions. For purposes of this Section 7.2 the following definitions shall apply:
(1) The “HCE Average Deferral Percentage” for the Plan Year shall be the average of the ratios for the group of Eligible Employees who are eligible to make Before-Tax and Roth Deposits for the current Plan Year and who are Highly Compensated Employees for the current Plan Year, calculated separately for each Eligible Employee in the group to the nearest one-hundredth of one percent, of the Before-Tax and Roth Deposits (including Excess Deposits (as defined in Section 7.1(b)), irrespective of whether such Excess Deposits are distributed to the Eligible Employee) made for the benefit of such Eligible Employee under the Plan (and any other plan of the Employer as described in Treasury Regulation § 1.401(k)-2(a)(3)(ii)), as adjusted pursuant to Section 7.2(c), to the total compensation for such Plan Year paid to such Eligible Employee.
(2) The “NHCE Average Deferral Percentage” for the Plan Year shall be the average of the ratios for the group of Eligible Employees who are eligible to make Before-Tax and Roth Deposits for the prior Plan Year and who were not Highly Compensated Employees for the prior Plan Year, calculated separately for each Eligible Employee in the group to the nearest one-hundredth of one percent, of the Before-Tax and Roth Deposits (including Excess Deposits (as defined in Section 7.1(b)) other than Excess Deposits that arise solely from salary reduction contributions made under the Plan or other plans of the Employer) made for the benefit of such Eligible Employee under the Plan in the prior Plan Year, as adjusted pursuant to Section 7.2(c), plus any qualified nonelective contributions or qualified matching contributions designated by the Employer for this purpose pursuant to Section 7.2(d) to the total compensation for such prior Plan Year paid to such Eligible Employee.
(3) The “HCE Average Contribution Percentage” for a Plan Year shall be the average of the ratios determined for the group of Eligible Employees who share in an allocation of Matching Contributions for the current Plan Year and who are Highly Compensated Employees for the current Plan

Year, calculated separately for each Eligible Employee in the group to the nearest one-hundredth of one percent, of the Matching Contributions for such year for the benefit of such Eligible Employee under the Plan (and any other plan of the Employer as described in Treasury Regulation § 1.401(m)-2(a)(3)(ii)), as adjusted pursuant to Section 7.2(c), to such Eligible Employee’s compensation for such Plan Year.
(4) The “NHCE Average Contribution Percentage” for a Plan Year shall be the average of the ratios determined for the group of Eligible Employees who share in an allocation of Matching Contributions for the prior Plan Year and who were not Highly Compensated Employees for the prior Plan Year, calculated separately for each Eligible Employee in the group to the nearest one-hundredth of one percent, of the Matching Contributions for such prior year for the benefit of such Eligible Employee under the Plan, as adjusted pursuant to Section 7.2(c), plus any qualified nonelective contributions designated by the Employer for this purpose pursuant to Section 7.2(d) to such Eligible Employee’s compensation for such prior Plan Year.
(5) The term “Highly Compensated Employee” shall mean for a Plan Year, any Employee who (a) is a 5%-owner (as determined under section 416(i)(1)(A)(iii) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) was paid compensation (as defined in Section 7.4) in excess of $90,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B)(ii) of the Code) from an Employer and was a member of the “top-paid group” (as defined in section 414(q)(3) of the Code) for the preceding Plan Year.
(6) Except as otherwise provided herein, the term “compensation” shall have any of the meanings set forth in section 414(s) of the Code or, any other meaning in accordance with the Code for these purposes, all in the discretion of the Committee.
(7) If the Plan and one or more other plans of an Employer to which salary reduction contributions or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section. If a Highly Compensated Employee participates in the Plan and one or more other plans of an Employer to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section.
(f)	Safe Harbor Election. Notwithstanding any provision within this Section 7.2 to the contrary, the Plan shall be deemed to have satisfied the actual deferral percentage test of Section 7.2(a) and the actual contribution percentage test of Section 7.2(b), with respect to Matching Contributions, for Plan Years commencing on or after January 1, 2005, as a result of the

Company’s election of the safe harbors set forth in sections 401(k)(12) and 401(m)(11) of the Code. In connection with such election, each Employer shall contribute, pursuant to Section 6, safe harbor matching contributions within the meaning of Treasury Regulation § 1.401(k)-3(c).
     7.3 Limitation on Employer Contributions. The contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the fiscal year of such Employer that ends with or within such Plan Year. Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant’s account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction. Any Deposits distributed to a Participant pursuant to this

Section shall be first treated as distributions of Before-Tax Deposits to the extent Before-Tax Deposits were made to the Plan for such Plan Year and, to the extent that such distributed Deposits exceed such Before-Tax Deposits, such excess Deposits shall be treated as distributions of Roth Deposits made to the Plan for such Plan Year.

     7.4 Yearly Limitations on Total Additions to Participants’ Accounts.
(a)	Annual Limit. Notwithstanding any other provision of the Plan, and except to the extent permitted under Section 4.6 of the Plan and section 414(v) of the Code with respect to catch-up contributions, the amount allocated to a Participant’s accounts under the Plan for each Plan Year shall be limited so that the aggregate annual additions to such accounts and to the Participant’s accounts in all other defined contribution plans maintained by an Employer shall not exceed the lesser of (A) $40,000 (as adjusted in accordance with section 415(d) of the Code) and (B) 100% of the Participant’s compensation for such Plan Year.

(b)	Correction of Excess Allocations. (i) If the amount to be allocated to a Participant’s accounts for a Plan Year would exceed the limitation set forth in this Section, the amount of Before-Tax Deposits made pursuant to Section 4.1 which would otherwise be made on the Participant’s behalf for such Plan Year shall be reduced to the extent necessary to prevent such excess from occurring; then, to the extent necessary to prevent any remaining excess from occurring, the amount of Roth Deposits made pursuant to Section 4.1 which would otherwise be made on the Participant’s behalf for such Plan Year shall be reduced; and finally, to the extent necessary to prevent any remaining excess from occurring, the amount of Matching Contributions made pursuant to Section 6 which would otherwise be made on the Participant’s behalf for such Plan Year shall be reduced. To the extent the amount of such reduction is attributable to Before-Tax Deposits or Roth Deposits made on behalf of a Participant under Section 4.1, the Employer shall pay to such Participant additional compensation in an amount equal to such reduction.
(ii) If as a result of a reasonable error in estimating a Participant’s compensation or under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, the amount of annual additions to a Participant’s accounts exceeds the limitation set forth above for any Plan Year and the excess contribution cannot be returned to the Employer or the Participant, the remaining amount of annual additions in excess of such limitations shall be held in a segregated suspense account, and shall be used to reduce future Employer contributions under the Plan. Upon termination of the Plan, any balance in such suspense account shall be returned to each Employer in the amount determined by the Company, but only if the allocation upon Plan termination of such amount to Participants would cause all Participants to receive annual additions in excess of the limitations of section 415 of the Code.
(c)	Definitions. For purposes of this Section, the “annual additions” for a Plan Year to a Participant’s accounts under the Plan and under any other defined contribution plan maintained by an employer is the sum during such Plan Year of:
(i) the value of allocations made to such Participants’ accounts pursuant to Sections 4 and 6 (excluding, however, any catch-up contributions pursuant to Section 4.6 of the Plan),
(ii) the amount of all other employer contributions (within the meaning of section 415(c) of the Code) and forfeitures, if any, allocated to such Participant’s accounts under all other defined contribution plans maintained by an employer,
(iii) the amount of contributions by the Participant to any such plan (excluding, however, any rollover contributions made thereto), and
(iv) contributions allocated on behalf of the Participant to any individual medical benefit account as defined in section 415(l) of the Code.
          For purposes of this Section, (A) the terms “defined contribution plan,” “projected annual benefit” and “defined benefit plan” shall have the meanings set forth in section 415 of the Code, (B) the term “compensation” shall have the meaning set forth in Treasury Regulation section 1.415-2(d)(1), increased by a Participant’s salary reductions pursuant to sections 125, 132(f)(4), 401(k) and 457 of the Code; and (C) the term “employer” shall include all corporations and entities determined under sections 414(b) and (c) of the Code except that “more than 50%” shall be substituted for “at least 80 percent” each place it appears in section 1563(a)(1) of the Code.

SECTION 8. REEMPLOYMENT OF VETERANS.
     8.1 General. The provisions of this Section shall apply in the case of an Eligible Employee’s reemployment or return from a leave of absence with an Employer, within the period prescribed by USERRA, after the Employee’s completion of a period of Qualified Military Service. The provisions of this Section are intended to provide such Employees with the rights required by USERRA and section 414(u) of the Code, and shall be interpreted in accordance with such intent.
     8.2 Make Up of Deposits. Such Employee shall be entitled to make contributions under the Plan (“Make-Up Deposits”), in addition to any Deposits which the Employee elects to have made under the Plan pursuant to Section 4.1. From time to time while employed by an Employer, such Employee may elect to make such Make-Up Deposits during the period beginning on the date of such Employee’s reemployment and ending on the earlier of:
     (i) the end of the period equal to the product of three and such Employee’s period of Qualified Military Service, and
     (ii) the fifth anniversary of the date of such reemployment.
Such Employee shall not be permitted to contribute Make-Up Deposits to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Deposits if the Employee had continued in employment with his or her Employer during such period of Qualified Military Service. Such Employee shall be deemed to have earned a Salary from his or her Employer during such period of Qualified Military Service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code. The manner in which an Eligible Employee may elect to make Make-up Deposits pursuant to this Section 8.2 shall be prescribed by the Committee.

     8.3 Make-Up of Matching Contributions. An Eligible Employee who contributes Make-Up Deposits as described in Section 8.2 shall be entitled to an allocation of Matching Contributions (“Make-Up Matching Contributions”) in an amount equal to the amount of Matching Contributions which would have been allocated to the Matching Account of such Eligible Employee under the Plan if such Make-Up Deposits had been made in the form of Deposits during the period of such Employee’s Qualified Military Service. The amounts necessary to make such allocation of Make-Up Matching Contributions shall be derived from a special contribution by the Eligible Employee’s Employer which shall be utilized solely for purposes of such allocation.
     8.4 Application of Limitations and Nondiscrimination Rules. Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of Qualified Military Service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 7.1, 7.3 and 7.4 of the Plan (relating to sections 402(g), 404 and 415 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 7.2 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make up contributions made by an Eligible Employee or an Employer pursuant to this Section.
SECTION 9. INVESTMENT FUNDS.
     9.1 Objectives of Funds. The Plan shall offer at least three Investment Funds, which are designed to offer a broad range of investment alternatives and to comply with the requirements set forth in Department of Labor Regulation § 2550.404c-1. In addition, the Company has determined that the Plan shall offer, as an additional Investment Fund, the Wrigley Common Stock Fund, which is designed to invest primarily in qualifying employer securities, and to otherwise qualify as an employee stock ownership plan under Section 4975(e)(7) of the Code. This Investment Fund shall be invested in shares of Common Stock and shall hold the shares of Class B Stock distributed with respect to the shares of Common Stock in such Investment Fund. No future Matching Contributions or Deposits, and no amounts transferred to the Wrigley Common Stock Fund pursuant to Section 9.6, shall be invested in shares of Class B Stock.
     9.2 Investment of Funds. The Investment Funds shall be invested and reinvested without distinction between principal and income within the investment objectives of each Investment Fund. Pending payment of costs, expenses or anticipated benefits, or acquisition of permanent investments, the Trustee may hold any portion of the Investment Funds for short term purposes in bonds, notes and other evidences of indebtedness having a maturity date not beyond five years from the date of purchase, obligations issued or fully guaranteed as to payment of principal or interest by the United States Government, commercial paper, bankers’ acceptances and certificates of deposit, and undivided interests or participations therein and (if subject to withdrawal on a daily basis or weekly basis) participation in common or collective funds composed thereof, or in cash without liability for interest, and may deposit any uninvested funds with any bank selected by the Trustee.
     9.3 Participant’s Election to Invest Accounts in Funds. Each Participant shall, in the form and manner prescribed by the Committee, direct that the Deposits and, effective May 1, 2006, Matching Contributions allocated to such Participant’s Accounts be invested in specified multiples of 1% in any one or more of the Investment Funds, and such election shall become effective as soon as practicable after such election is made. The election shall apply only to Deposits and Matching Contributions made on and after such effective date. If a Participant fails to provide an investment direction, including any Participant who is automatically enrolled in the Plan pursuant to Section 3.1(c), then such Participant’s Accounts shall be invested in such Investment Fund or Funds as shall be determined by the Committee from time to time.
     9.4 Investment of Matching Contributions Prior to May 1, 2006. The Matching Contributions made on behalf of Participants prior to May 1, 2006 shall be invested in the Wrigley Common Stock Fund; provided, however, that each Participant shall be permitted to transfer all or any part (in 1% increments) of his or her Matching Account into any other Investment Fund or Funds at any time, subject to Section 9.6 hereof.
     9.5 Participant’s Election to Invest Rollovers in Funds. Each Participant who has transferred Rollover Deposits to the Plan pursuant to Section 5 shall, in the form and manner prescribed by the Committee, direct that those amounts be invested in specified multiples of 1% in any one or more of the Investment Funds.
     9.6 Participant’s Election to Transfer Investments Among Funds. Each Participant shall have the right, in the form and manner prescribed by the Committee, to direct that his or her Accounts be transferred in whole or in part, but only in specified multiples of 1%, from any one or more of the Investment Funds to any one or more of such funds, and such election shall become effective as soon as practicable following the date such direction is provided. Any transfer by a Participant with respect to such Participant’s interest in the Wrigley Common Stock Fund shall be made first from the Common Stock credited to such Participant’s Accounts and, after such Common Stock has been exhausted, from the Class B Stock credited to such Participant’s Accounts.
     9.7 Voting of Common Stock of the Company. Each Participant having an interest in the Wrigley Common Stock Fund shall have the right to direct the Trustee as to the manner in which to vote the shares of Common Stock and Class B Stock credited to such Participant’s Accounts. Such directions shall be communicated in the form and manner prescribed by the Trustee. The Trustee shall vote those shares of Common Stock and Class B Stock credited to the Accounts of Participants for which no voting instructions are received in proportion on each issue to the aggregate Participant vote received for that issue. The instructions received by the Trustee shall be held in strict confidence and shall not be divulged or released to any person, including any officers or employees of the Company or any affiliated company; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing service to the Plan, if such person (1) is not the Company or an affiliated company, and (2) agrees not to divulge such directions to any person including employees, officers or directors of the Company or any of its affiliated companies. The Trustee shall vote those shares of Common Stock and Class B Stock not credited to Participants’ Accounts in accordance with the instructions of the Plan Administrator.
     9.8 Establishment of Participant’s Accounts. The Committee will maintain or cause to be maintained individual subaccounts representing the interests of Participants in the several Investment Funds, showing separately interests resulting from the Deposits or Rollover Deposits of Participants and from Matching Contributions. Each Investment Fund may be invested as a single fund, however, without segregation of Fund assets to the individual accounts of Participants.
     9.9 Offers for Common Stock or Class B Stock. Following the commencement of a tender offer for shares of Common Stock or Class B Stock, each Participant having an interest in the Wrigley Common Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Common Stock and Class B Stock credited to such Participant’s Accounts. Such directions shall be communicated in writing or by facsimile or by similar means as is agreed upon by the Trustee and the Company. The Trustee shall tender or not tender shares of Common Stock as directed by the Participant. The instructions received by the Trustee shall be held in strict confidence and shall not be divulged or released to any person, including any officers or employees of the Company or any affiliated company; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing service to the Plan, if such person (1) is not the Company or an affiliated company, and (2) agrees not to divulge such directions to any person including employees, officers or directors of the Company or any of its affiliated companies. A Participant who had directed the Trustee to tender some or all of the shares of Common Stock or Class B Stock credited to his or her Accounts may, at any time before the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that such Participant may give to the Trustee. The Trustee shall not tender shares of Common Stock or Class B Stock credited to a Participant’s Accounts for which it has received no directions from the Participant. The Trustee shall tender that number of shares of Common Stock or Class B Stock not credited to Participants’ Accounts determined by multiplying the total number of such shares by a fraction, the numerator of which is the number of shares of Common Stock and Class B Stock credited to Participants’ Accounts for which the Trustee has received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination), and the denominator of which is the total number of shares of Common Stock and Class B Stock credited to Participants’ Accounts. A direction by a Participant to the Trustee to tender shares of Common Stock or Class B Stock credited to his or her Accounts shall not be considered a written election under the Plan by the Participant to withdraw or have distributed any or all of such shares. The Trustee shall credit to each Account of the Participant from which the shares were tendered the proceeds received by the Trustee in exchange for such shares.
     9.10 Conversion of Class B Stock. A Participant may elect at any time to convert to Common Stock any or all of the Class B Stock credited to his or her Accounts. The conversion shall be made on a share-for-share basis.
SECTION 10. VALUATIONS AND ADJUSTMENTS OF ACCOUNTS.
     10.1 Valuation of Accounts. The procedure for determining the value of each Participant’s Account shall be established, from time to time, by the Committee or any person designated by the Committee. As of each regular business day, the Trustee shall determine the current fair market value of the assets of each of the Investment Funds and adjust each Participant’s Account accordingly. Dividends shall be allocated to each Participant’s Accounts in the Wrigley Common Stock Fund based upon the number of shares of Common Stock or Class B Stock, as applicable, held in such Accounts as of the record date for such dividend. Cash dividends shall be reinvested in Common Stock for the Accounts unless the Participant (or his or her Beneficiary) elects, at the time and in the manner prescribed by the Committee, to receive a cash distribution in an amount equal to such dividend, payable not later than 90 days after the end of the Plan Year in which such dividend was paid. In the event that there is a distribution of a class of Company common stock other than shares of Common Stock, a

Participant’s Accounts shall receive an allocation of such stock based on the number of shares of Common Stock credited to his or her Accounts as of the record date for such distribution.
     10.2 Adjustment of Investment Funds For Payment and Transfers. The Committee or any person designated by the Committee shall deduct the amount of benefits and withdrawals distributed from each Investment Fund from, and add the amount of transfers to such Investment Fund to, the current fair market value of such Investment Fund.
     10.3 Loan Accounts. If a Participant has received a loan under the provisions of Section 11.6, until the full amount is repaid, a separate account shall be established. The value of such account shall be based upon the principal balance of the loans outstanding plus any interest accumulated in the account and shall be adjusted for any principal and interest payments received, any transfers to the account, and any transfers from the account if any amounts paid back by the Participant are transferred to an Investment Fund.
     10.4 Roth Accounts. Notwithstanding any provision of this Section, each Roth Account shall be maintained in a manner that satisfies the separate accounting requirement, and any regulations or other requirements promulgated, under section 402A of the Code. Accordingly, gains, losses and other credits and charges shall be separately allocated on a reasonable basis to each such account and other accounts under the Plan, the Plan shall keep a record of each Participant’s Roth Deposits that have not been withdrawn, and contributions and withdrawals of Roth Deposits, and related earrings, shall be accounted for with respect to Roth Accounts. However, forfeitures shall not be allocated to any Roth Account. These separate accounting requirements apply with respect to a Participant from the time the Participant makes his or her first Roth Deposit until the time the Participant’s Roth Account is distributed. No transaction or accounting methodology shall have the effect of directly or indirectly transferring value from an account under the Plan or any other plan of the Company to the Participant’s Roth Account.
     SECTION 11. BENEFITS.
     11.1 Benefits on Termination of Employment or Long-Term Disability. Each Participant whose employment with the Company and all Affiliates terminates for any reason or whose service with the Company and all Affiliates terminates by reason of Long-Term Disability shall be entitled to receive a benefit, to be distributed as provided in Section 12, equal to the sum of the value of his or her Accounts.
     11.2 Benefits on Termination by Death. If a Participant dies, such Participant’s Beneficiary, if any, shall be entitled to receive a benefit equal to the sum of the value of the deceased Participant’s Accounts, to be distributed as provided in Section 12. In case there is no Beneficiary designated or in existence at the Participant’s death, payment will be made to the Participant’s surviving spouse, or, if none, to his or her estate.
     11.3 Withdrawals While Remaining a Participant. A Participant remaining in the service of the Company or any Affiliate may elect, in the form and manner prescribed by the Committee, to make withdrawals from his or her Account not more than once in any period of 90 consecutive days. Such withdrawals may be made as follows:
(a)	After-Tax Deposits. A Participant may withdraw at the time and in the manner prescribed by the Committee an amount from his or her After-Tax Account that is not greater than the balance of each such account as of the date of such withdrawal.

(b)	Rollover Account. A Participant who has attained age 59 1/2 may withdraw all or a portion of his or her Rollover Account at any time, which pursuant to Section 5 shall not include any rollovers of designated Roth 401(k) contributions, within the meaning of Section 402A of the Code. At the time or after a Participant’s entire After-Tax account has been withdrawn, as provided in Section 11.3(a), a Participant who has not attained age 59 1/2 may, upon proof of financial necessity (including but not limited to the purchase of a home, educational expenses for children or medical emergencies), withdraw all or a portion of his or her Rollover Account.

(c)	Matching Account. A Participant who has attained age 59 1/2 may withdraw all or a portion of his or her Matching Account at any time.

(d)	Before-Tax Account. A Participant who has attained age 59 1/2 may withdraw all or a portion of his or her Before-Tax Account at any time. At the time or after a Participant’s entire After-Tax Account and Rollover Account have been withdrawn, as provided in Sections 11.3(a) and (b), a Participant who has not attained age 59 1/2 may withdraw, subject to the limitations provided in this Section 11.3, all or a portion of his or her Before-Tax Account upon proof satisfactory to the Committee that a hardship which is an immediate and heavy financial need exists, which hardship shall be limited to:
(i)	a purchase (excluding mortgage payments) of a principal residence for the Participant, expenditures to prevent eviction from the Participant’s principal residence or foreclosure of a mortgage on the same;

(ii)	payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant or a member of his or her family;

(iii)	an unexpected medical expense for the Participant or for a member of his or her family not covered by insurance;

(iv)	burial or funeral expenses for the Participant’s spouse, children or dependents (as defined in section 152 of the Code, and without regard to section 152(d)(1)(B) of the Code);

(v)	expenses for the repair of damage to the Participant’s principal residence that would qualify as a casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(vi)	any other hardship allowed under section 401(k) of the Code.
The distribution on account of hardship must be necessary to satisfy the financial need and may not exceed the amount needed to satisfy such hardship including the amount necessary to pay income taxes or penalties resulting from such withdrawal. The amount of the withdrawals allowed under this Section 11.3(d) on account of hardship shall not include any interest, earnings, or appreciation in value attributable to any period after December 31, 1988.

No amounts may be withdrawn from a Participant’s Roth Account pursuant to this Section 11.3. Following a withdrawal from the Rollover Account or Before-Tax Account of a Participant who has not attained age 59 1/2, the Before-Tax Deposits and Matching Contributions on behalf of such Participant shall be suspended until the pay period next following the expiration of the 90-day period commencing after the date of the withdrawal, unless such withdrawal is made pursuant to the terms of a qualified domestic relations order under section 414(p) of the Code.
     11.4 Order of Withdrawal from Participant’s Accounts and Investment Funds. Amounts shall be withdrawn from the Plan first under Section 11.3(a), second under Section 11.3(b), third under Section 11.3(c) and finally under 11.3(d), and in each case shall be withdrawn from the Investment Funds in Participant’s Accounts on a pro rata basis with respect to all Investment Funds, other than the Wrigley Common Stock Fund, in which a Participant’s Accounts are invested. If all amounts in a Participant’s Accounts that can be withdrawn in accordance with Section 11.3 have been withdrawn only then will the withdrawal be made from the Wrigley Common Stock Fund.
          No withdrawal will be permitted with respect to a Participant’s interest in the Wrigley Common Stock Fund attributable to Class B Stock until his or her interests in the Wrigley Common Stock Fund attributable to Common Stock have been withdrawn to the full extent permitted by Section 11.3.
     11.5 Indebtedness to Trust. If a Participant is in default on a loan made pursuant to Section 11.6 or otherwise indebted to the Trust, the amount of such default or indebtedness shall be deducted from any amounts payable to such Participant or to his or her Beneficiary under this Section 11 or Section 12 and shall be paid to the Trust.

     11.6 Loans to Participants. Upon the application of any Participant who has not separated from service with the Company and all Affiliates, in the form and manner prescribed by the Committee, the Committee, in its absolute discretion, is authorized to grant a loan or loans to such Participant upon the following specific conditions:
(a)	The loan is one which is not made available to highly-compensated Participants in an amount greater in proportion to the size of such Participant’s Accounts than that available to other Participants.

(b)	The loan shall bear a reasonable rate of interest, determined periodically by the Committee and commensurate with the interest rate then being charged by persons in the business of lending money in the area for loans made under similar circumstances.

(c)	The loan shall be adequately secured by assignment of a portion of the Participant’s Accounts in an amount equal to the principal amount of the loan. In the event that a Participant shall default upon his or her obligation to repay amounts loaned to such Participant, the Trustee may offset amounts owed by such Participant against benefits distributable to such Participant without being in violation of Section 15.3.

(d)	The maximum amount which may be loaned hereunder to any Participant will be established by the Committee, but whether by one or more loans, it shall not exceed the lesser of (i) $50,000, less the highest principal balance of any loans to the Participant outstanding at any time during the 12 months prior to the date the loan is approved; or (ii) 50% of the value of the Participant’s Accounts.

(e)	All loans granted under the Plan shall be repaid, pursuant to a repayment schedule, in the manner determined by the Committee and evidenced by a promissory note payable to the Trustee, but in no event shall loans be extended for a period in excess of five (5) years unless the loan is used to acquire any dwelling unit which, within a reasonable time, is to be used as a principal residence of the Participant and then the period may not exceed ten (10) years, and in no event shall principal and interest payments be less frequent than monthly. If any loans to a Participant remain outstanding upon termination of his or her employment, such Participant shall continue to repay each such loan by the payment of substantially equal monthly installments during the remaining term of such loan. In the event of a default in payment of either principal or interest which is due under the terms of any loan, the Trustee may declare the full amount of the loan due and payable and may take whatever action may be lawful to remedy the default. Default shall occur on the last day of the calendar quarter following the calendar quarter in which the Participant fails to make a scheduled loan payment when due.

(f)	Notwithstanding Section 11.6(e), repayment of an outstanding loan shall be suspended during any period in which the Participant to whom the loan was granted is (i) in Qualified Military Service or (ii) is on an approved leave of absence, not longer than one year, during which the Participant receives no pay from an Employer or receives pay at a rate that, after income and employment tax withholding, is less than the amount of the installment payments required under the terms of the loan.

(g)	A separate account shall be established for each Participant who is granted a loan. The segregated account will be credited with the amount of the loan from the Participant’s Accounts, and such credits shall represent charges against such Participant’s Accounts. Segregated accounts shall not share in the earnings, losses and gains of the Trust under Section 10.1, but rather will be credited with the amounts of the interest payments made pursuant to the loan agreement and promissory note. Similarly, the earnings, gains and losses of the Trust that are allocated under Section 10.1 shall not include the interest payments. Each payment of principal and interest on the loan will be credited to the Participant’s Accounts in the same percentages as the Participant’s Accounts are invested at such time or if there is no current balance in such Participant’s Accounts, in the percentages in which the Participant’s Accounts were invested prior to the loan. No payment of principal or interest may be invested in the portion of the Wrigley Common Stock Fund held in Class B Stock.

(h)	The amount of the loan shall be charged to the Participant’s Accounts and Investment Funds in the same manner as described for withdrawals in Section 11.4. No portion of a loan shall be charged to a Participant’s Roth Account.
          No withdrawal to fulfill a loan request will be permitted with respect to a Participant’s interest in the Wrigley Common Stock Fund attributable to Class B Stock until his or her interests in all other Investment Funds and his or her interest in the Wrigley Common Stock Fund attributable to Common Stock have been withdrawn to the full extent permitted by Section 11.3.
SECTION 12. DISTRIBUTION OF BENEFITS.
     12.1 Form of Distributions. A Participant entitled to a benefit may elect to receive his or her benefit either in one lump-sum payment made as soon as reasonably practicable after the date such election is made in the form and manner prescribed by the Committee, or by installment payments or by a combination of a lump-sum distribution and installment payments. The installment payments provided hereunder shall:
(a)	Begin as of the first day of the first calendar quarter after the date of such election upon which commencement of such installments is administratively practicable;

(b)	Be substantially equal in amount; and

(c)	Be made at quarterly intervals over a definite period elected by the Participant, which does not exceed the life expectancy of the Participant.
     12.2 Death Prior to Commencement of Distributions. Upon the death of a Participant prior to the commencement of the distribution of his or her benefit, such Participant’s entire benefit shall be distributed, at the election of the Participant’s Beneficiary, either (a) in a single lump sum to the Beneficiary as soon as practicable after the Participant’s death, but in no event later than the last day of the calendar year which contains the fifth anniversary of the date of such death, or (b) in substantially equal quarterly installment payments made over a definite period not exceeding the life expectancy of the Beneficiary, beginning not later than the last day of the calendar year immediately following the calendar year in which the Participant died; provided, however, that if the Beneficiary is the Participant’s spouse, the Beneficiary may elect to defer the receipt, or commencement, of such distribution to a date not later than the last day of the calendar year in which the Participant would have attained age 70-1/2.
     12.3 Death Following Commencement of Distribution. Upon the death of a Participant following the commencement of the distribution of his or her benefit, the remaining portion of such benefit will continue to be distributed to the Participant’s Beneficiary in a single lump sum payment or in substantially equal quarterly installment payments, as elected by the Beneficiary, provided that such payments are made at least as rapidly as under the method of distribution being used prior to the Participant’s death.

     12.4 Small Payments. If the value of a Participant’s Accounts is at any time following such Participant’s termination of employment with the Company and all Affiliates equal to or less than the amount set forth in section 411(a)(11)(A) of the Code (which is $5,000 for the 2008 Plan Year), the Committee shall immediately direct the Trustee to distribute such benefit in a single lump sum. The value of a Participant’s Rollover Account, plus the portion of a Participant’s Roth Account attributable to Rollover Deposits, shall be disregarded for purposes of determining the value of the Participant’s Accounts pursuant to the preceding sentence. Effective March 28, 2005, if a Participant’s Account balances do not exceed the amount set forth in section 411(a)(11)(A) but do exceed $1,000, the Participant’s Account balances shall be distributed and paid in a direct rollover (as defined in Section 12.8) to an individual retirement plan (as defined in Section 7701(a)(37) of the Code) designated by the Committee, unless the Participant (or his or her Beneficiary) elects to have the distribution paid in a direct rollover to an eligible retirement plan (as defined in Section 12.8) or to receive the distribution directly. For purposes of determining whether a Participant’s Account balances exceed $1,000, the value of a Participant’s Rollover Account and the portion of a Participant Roth Account attributable to Rollover Deposits shall be included. If the value of a Participant’s Accounts exceeds the amount set forth in section 411(a)(11)(A) of the Code, no payment shall be made prior to the date the Participant attains age 62 or the date of the Participant’s death, without the Participant’s written consent or pursuant to a qualified domestic relations order, as described in Section 14.3.
     12.5 Time of Distribution. Except as otherwise provided herein, distribution of a Participant’s Account shall commence at such time following termination of employment or commencement of a Long-Term Disability as the Participant or the Participant’s Beneficiary shall elect. Notwithstanding anything in this Plan to the contrary, all distributions shall commence no later than the Participant’s required beginning date. For purposes of this paragraph, the term “required beginning date” shall mean (i) with respect to a Participant who is a 5%-owner (within the meaning of section 416(i) of the Code), April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 and (ii) with respect to any other Participant, April 1 of the calendar year following the later of calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires. Distributions made under this paragraph shall be made in the form of installment payments in the minimum amount required by section 401(a)(9) of the Code over a period equal to the life of the Participant, or if applicable, the joint lives of such Participant and the Participant’s Beneficiary in accordance with the minimum distribution requirements of section 401(a)(9) of the Code and the final regulations thereunder.
     12.6 Form of Distribution. Distributions of a Participant’s benefit under this Section 12 shall be made in cash, except that upon the written request of the Participant or his or her Beneficiary, as the case may be, a lump sum distribution of a Participant’s Account, to the extent invested in Common Stock or Class B Shares, shall be made in kind in full shares of Common Stock and Class B Stock with any balance representing a fraction of a share being paid in cash. Each certificate representing shares of Class B Stock distributed to a Participant or Beneficiary is subject to the restrictions on transfer and the registration of transfer for shares of Class B Stock.
     12.7 Ordering of Partial Distributions. Any amounts distributed in installments to a Participant pursuant to this Section shall be first distributed in equal proportions from each of the Participant’s Accounts other than the Participant’s Roth Account, if any, and, to the extent that any amounts distributed exceed the balance of such Accounts, such excess amounts shall be distributed from the Participant’s Roth Account.

     12.8 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary, a Participant, the surviving spouse of a Participant, or an alternate payee under a qualified domestic relations order (as defined in section 414(p) of the Code) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution payable to such person paid directly to an eligible retirement plan in a direct rollover. An eligible rollover distribution shall mean any distribution of all or any portion of the Participant’s Accounts except for (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life expectancy of the distributee or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (c) any hardship withdrawals pursuant to Section 11.3(b), (c) or (d). An eligible retirement plan shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a qualified trust described in section 401(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457 of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. However, in the case of a distribution of a Participant’s After-Tax Account or Roth Account, an eligible retirement plan shall consist only of an individual retirement account or individual retirement annuity or a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. A direct rollover shall mean a payment by the Plan to an eligible retirement plan specified by the distributee which accepts such payment.
     SECTION 13. THE TRUST.
     13.1 Establishment of Trust. All the funds of the Plan shall be held as a separate trust comprised of the Investment Funds, the shares of Common Stock and Class B Stock allocated to Participant Accounts and such other funds and accounts as shall be appropriate (hereinafter referred to as the Trust), to be held, invested and distributed in accordance with the provisions of the Plan for the purpose of providing benefits to Participants in the Plan and their Beneficiaries.
     13.2 Appointment of Trustee. The Trust shall be held by Mercer Trust Company, as Trustee, or by such other Trustee or Trustees as may be appointed by the Board of Directors from time to time, under a Trust instrument, which shall be approved by the Board of Directors and shall constitute part of the Plan.
SECTION 14. ADMINISTRATION.
     14.1 The Committee.
(a)	The Board of Directors shall appoint a Committee consisting of three or more members which shall be the “administrator” of the Plan and a “named fiduciary” within the meaning of such terms as used in ERISA. Such Committee shall be responsible, except for duties specifically vested in the Trustee, for the administration of the provisions of the Plan. The Board of Directors shall have the right at any time, with or without cause, to remove any member or members of the Committee. A member of the Committee may resign and such resignation shall be effective upon delivery of his or her written resignation to the Board of Directors or upon written acceptance of resignation by the Company. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Board of Directors shall appoint a successor member. All successor members of the Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

(b)	Any member of the Committee may, but need not, be an Employee of any of the Employers, and such status shall not disqualify such member from taking any action hereunder or render him or her accountable for any distribution or other material advantage received by such member under this Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his or her rights under this Plan.

(c)	The Company shall notify the Trustee as to the names of the persons appointed as members or successor members of the Committee.

(d)	The Committee shall have the duty and authority to interpret and construe this Plan with regard to all questions of eligibility, the status and rights of Participants, Beneficiaries and other persons under this Plan, and the manner, time, and amount of payment of any distributions under this Plan. Each Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

(e)	The members of the Committee may allocate their responsibilities among themselves and may designate any person, partnership or corporation to carry out any of their responsibilities.

(f)	The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Committee shall keep records of all its meetings. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

(g)	The Corporate Secretary of the Company shall be the Plan’s agent for service of legal process.

(h)	The members of the Committee, collectively and individually, shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purposes of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan, and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Employers shall hereby jointly and severally indemnify the members of the Committee, collectively and individually, from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

(i)	No member of the Committee shall receive any compensation or fee for his or her services, unless otherwise agreed between such member of the Committee and the Employers, but the Employers shall reimburse the

Committee members for any necessary expenditures incurred in the discharge of their duties as Committee members.

(j)	The Committee may employ such counsel (who may be of counsel for any Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.
     14.2 Claims Procedure. Any Participant or Beneficiary who believes he or she is entitled to benefits in an amount greater than those which such Participant or Beneficiary is receiving or has received may file a claim with the Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The notice of the Committee’s decision with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan. The Committee shall also advise the claimant that the claimant or his or her duly authorized representative may request a review by the Committee of the denial by filing with the Committee, within 60 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he or she may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 60-day period. If a request is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the Committee’s final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the Committee’s final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.
     14.3 Procedures for Domestic Relations Orders. If the Committee receives any written judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a spouse, former spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the Participant’s accrued benefit under this Plan to or on behalf of one or more of such persons (such judgment, decree or order being hereinafter called a “domestic relations order”), the Committee shall promptly notify the Participant and each other payee specified in such domestic relations order of its receipt and of the following procedures. After receipt of a domestic relations order, the Committee, using appropriate legal counsel, shall determine whether such order constitutes a “qualified domestic relations order,” as defined in Section 15.3, and shall notify the Participant and each payee named in such order in writing of its determination. Such notice shall be written in a manner calculated to be understood by the parties and, if it is determined that such order does not constitute a qualified domestic relations order, shall set forth specific reasons for the Committee’s determination and shall contain an explanation of the review procedure under this

Plan. The Committee shall also advise each party that such party or his or her duly authorized representative may request a review by the Committee of its prior determination by filing with the Committee a written request for such review. The Committee shall give each party affected by such request notice of such request for review. Each party also shall be informed that he or she may have reasonable access to pertinent documents and submit comments in writing to the Committee in connection with such request for review. Each party shall be given written notice of the Committee’s final determination, which notice shall be written in a manner calculated to be understood by the parties and shall include specific reasons for such final determination. If within a reasonable time after receipt of written evidence of such order, it is determined that such domestic relations order constitutes a qualified domestic relations order, payment shall be made in accordance with the terms of the order. Any determination regarding the status of such order after such reasonable time period shall be applied only to payments on or after the date of such determination, provided, however, that no distribution to a Participant or another payee specified in such domestic relations order shall commence while the Committee is determining whether such domestic relations order is a qualified domestic relations order. The Committee shall establish the time periods in which the Committee’s determination, a request for review thereof and the review by the Committee shall be made, provided that the total of such time periods shall not be longer than 18 months from the date written evidence of a domestic relations order is received by the Committee. The duties of the Committee under this Section may be delegated to one or more persons.
     14.4 Payments to Minor and Incompetent Persons. Any payment under this Plan which is payable to a person who is a minor or to a person who has been determined by a court or other governmental authority with proper jurisdiction to be unable to manage his or her affairs by reason of illness or mental incompetency may be made to or for the benefit of any such person in a manner required by such determination, at such time consistent with the provisions of this Plan, and in such of the following ways as the Committee shall direct: (a) to the legal representative of such person, (b) to a custodian under a Uniform Gifts to Minors Act for any such minor person or, (c) directly in payment of expenses of support or maintenance of such person. The Committee shall not be required to see to the application by any third party of any payment made to or for the benefit of a person pursuant to this Section.
     14.5 Notices to Participants, Etc. All notices, reports and statements given, made, delivered or transmitted to a Participant or Beneficiary or any other person entitled to or claiming benefits under this Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or Beneficiary or such other person at the address last appearing on the records of the Committee. A Participant or Beneficiary or other person may record any change of his or her address from time to time by written notice filed with the Committee. Each person entitled to receive a payment under this Plan shall file with the Committee in writing his or her complete mailing address and each change therein. A check or communication mailed to any person at his or her address on file with the Committee shall be deemed to have been received by such person for all purposes of this Plan, and neither the Committee, the Employers nor the Trustee shall be obliged to search for or ascertain the location of any person. If the Committee shall be in doubt as to whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned at his or her last address known to the Committee, notify such person that all future payments will be withheld until such person submits to the Committee evidence of such person’s continued life and his or her proper mailing address.

     14.6 Notices to Employers or Committee. Written directions, notices and other communications from Participants or Beneficiaries or any other persons entitled to or claiming benefits under this Plan to the Employers or the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the form prescribed by the Committee for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.
     14.7 Responsibility to Furnish Information and Sign Documents. Each person entitled to a payment under this Plan shall furnish such information and data, including birth certificates or other evidence of age satisfactory to the Committee, and sign such documents as may reasonably be requested by the Committee or the Trustee in connection with the administration of this Plan.
     14.8 Records. The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan.
SECTION 15. GENERAL PROVISIONS.
     15.1 Company as Agent for Employers. Each entity which shall become a participating Employer shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of this Plan, including, but not by way of limitation, the power of the Company to amend and terminate this Plan.
     15.2 Expenses. All costs and expenses incurred in administering this Plan and the Trust, including the fees of counsel and any agents for the Employers, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses shall be paid from the Trust to the extent not paid by the Employers. The Committee, in its sole discretion, shall determine the portion of each expense which is to be allocated to each Participant or Beneficiary or, in the case of expenses paid by the Employers, which is to be borne by a particular Employer.
     15.3 Nonalienation of Benefits. Except as required for Federal income tax withholding purposes, assignment of benefits under the Plan or their pledge or encumbrance in any manner shall not be permitted or recognized under any circumstance, nor shall such benefits be subject to attachment or other legal process for the debts of any Participant or Beneficiary except as may be required for Federal income tax withholding purposes, pursuant to a “Qualified Domestic Relations Order” under section 414(p) of the Code or as otherwise required under federal law. This Section 15.3 shall not apply to any default or indebtedness to the Trust as provided in Section 11.5.
     15.4 Payment Because of Inability to Locate Participant or Beneficiary. If the Committee is unable, within three (3) years after any benefit becomes due under the Plan to a Participant or Beneficiary, to make payment because the identity and/or whereabouts of such person cannot be ascertained notwithstanding the mailing of notice to any last known address or addresses, the Committee shall make payment of such benefit as provided in Section 11.2 as though such Participant had died three (3) years after the date such benefit became due. In the event the payment cannot be made pursuant to the provisions of Section 11.2, subject to the applicable state laws concerning escheat, the aggregate amount of such Participant’s Accounts shall be forfeited and shall be applied to satisfy each Employer’s obligation to make Matching Contributions with respect to subsequent Deposits. If the Participant or Beneficiary later makes a claim for a benefit under the Plan, and that claim for benefit is granted, the amount in the Participant’s Accounts that was treated as a forfeiture shall be paid to the Participant or Beneficiary without regard to any subsequent gain or loss.
     15.5 Interest in Fund Governed by Terms of the Plan. No Participant, former Participant or Beneficiary or any other person shall have any interest in or right under the Plan or in any part of the assets or earnings thereof held in the Trust except as and to the extent provided in the Plan.
     15.6 Trust Sole Source of Benefits. The Trust shall be the sole source of all benefits provided for in the Plan.
     15.7 Actions by Board of Directors or Committee. Whenever in the administration of the Plan, action by the Board of Directors or the Committee is required with respect to eligibility or classification of Employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of Employees who are Highly Compensated Employees.
     15.8 No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer or as a limitation of the right of the Employer to discharge its Employees with or without cause.

SECTION 16. AMENDMENTS AND TERMINATION.
     16.1 Company’s Right to Amend Plan. Subject to the provisions of this Section 16.1, any provision of the Plan may be amended by the Committee with the approval of the Chief Executive Officer of the Company; provided, however, that any amendment other than those that are required or deemed advisable as the result of legislation or regulation or concern solely routine ministerial or administrative matters and that do not have a material effect on benefits to Participants or on costs to Employers must be further approved by the Board of Directors. No amendment pursuant to this Section 16.1, however, shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants, or Beneficiaries, or to deprive any of them of any fund then held for their accounts. An amendment may affect the future rights of Participants at the time thereof as well as of future Participants but may not diminish the Account of any Participant or eliminate an optional form of distribution, except as permitted by applicable Income Tax Regulations.
     16.2 Termination of Plan or Discontinuance of Contributions. It is the intention of the Company and each Employer to continue the Plan and to make contributions thereto, but the Company and each Employer reserves the right to terminate the Plan at any time by action of the appropriate Board of Directors and for any reason satisfactory to such Board of Directors.
     16.3 Distribution on Termination of Plan. In the event of the termination or partial termination of the Plan, there shall be distributed to each affected Participant, or to such Participant’s Beneficiary in the case of a deceased Participant, in such manner as the Committee shall direct, a benefit equal to the sum of the value of such Participant’s Accounts determined as of the day on which termination or partial termination occurs. If such benefits shall not exhaust the assets of the Trust, any remaining assets shall be allocated to the Matching Accounts of the continuing Participants in the same proportion as Matching Contributions were allocated to such Accounts during the Plan Year, and in no event shall such assets revert to the Company.
SECTION 17. SUCCESSOR COMPANY, PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS.
     17.1 Successor Company. In the event of the dissolution, merger, consolidation or reorganization of the Company or the sale of the stock or assets of any Employer, provision may be made by which all or a portion of the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan as continued. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan as assumed.
     17.2 Plan Merger, Consolidation or Transfer of Assets to Other Qualified Plans. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust only if:
(a)	each Participant would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

(b)	resolutions of the Board of Directors of the Company under the Plan, and of any new successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and

(c)	such other plan is qualified under sections 401(a) and 501(a) of the Code.

SECTION 18. CONSTRUCTION.
          The Plan and the Trust forming part thereof shall be construed and administered according to the laws of the State of Illinois to the extent such laws are not preempted by ERISA or any other laws of the United States of America.
SECTION 19. SPECIAL TOP-HEAVY PROVISIONS.
     19.1 Exemption from Top-Heavy Requirements. It is intended that this Plan meet the requirements of Sections 401(k)(12) and 401(m)(11) of the Code, and accordingly not be subject to this Section 19 due to the exclusion under Section 416(g)(4)(H) of the Code. The following provisions of this Section 19 shall apply only to the extent necessary for a Plan Year because the Plan does not meet the requirements of Sections 401(k)(12) and 401(m)(11) of the Code.
     19.2 Top-Heavy Plan Definitions. The definitions relating to top-heavy plan provisions are as follows:
(a)	“Top-Heavy Plan” or “Top Heavy” means the Plan or refers to the Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Employees under the Plan, as determined in accordance with the provisions of section 416(g) of the Code. The determination of whether the Plan is Top Heavy shall be made after aggregating all other plans of the Company and any Affiliate that are required to be aggregated pursuant to section 416(g)(2) of the Code and after aggregating any other such plan of the Company and any Affiliate that may be taken into account under the permissive aggregation rules of section 416(g)(2)(a)(ii) of the Code if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such permissive aggregation group. The plans that are required to be aggregated include (1) all qualified plans of the Company and any Affiliate in which at least one Key Employee participates and (2) all other plans of the Company and any Affiliate that enable a plan described in (1) to meet the requirements of section 401(a)(4) or section 410 of the Code. The plans that are permitted to be aggregated include any plan or plans of the Company and any Affiliate that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code. For the purposes of this Section 19,

Employees and Key Employees shall include only such individuals who performed services for the Company or any Affiliate at any time during the one-year period ending on the Determination Date.

(b)	“Determination Date,” for purposes of determining whether the Plan is Top Heavy for a particular Plan Year, means the last day of the preceding Plan Year.

(c)	“Key Employee” shall have the meaning set forth in section 416(i) of the Code

(d)	“Non-Key Employee” means any Eligible Employee or Participant (including a beneficiary of such Participant) who is not a Key Employee.
     19.3 Minimum Contribution Requirement in Plan Years in Which Plan is Top-Heavy. Notwithstanding anything herein to the contrary, if the Plan is Top-Heavy as determined pursuant to section 416 of the Code for any Plan Year, then the Company shall meet the minimum contribution requirements of section 416(c) of the Code by providing a Company contribution for such Plan Year for each Eligible Employee who is a Non-Key Employee which, when aggregated with the Matching Contributions allocated to such Non-Key Employee for such Plan Year, shall be equal to the amount described in whichever of the following paragraphs is applicable:
(a)	If the Wrigley Retirement Plan is not Top Heavy, the minimum contribution per Eligible Employee shall be 3% of the Eligible Employee’s compensation for that Plan Year; and

(b)	If the Wrigley Retirement Plan is Top Heavy, the minimum contribution per Eligible Employee shall be 5% of the Eligible Employee’s compensation for that Plan Year.
The minimum contribution under this subsection shall be allocated to the Matching Accounts of Eligible Employees who are entitled to receive an allocation. A Matching Account shall be established for each Eligible Employee who does not have a Matching Account at the time such allocation is made. All relevant Plan provisions shall apply to each Participant’s Matching

Account regardless of whether the Eligible Employee is a Participant. Notwithstanding anything in this subsection to the contrary, the applicable minimum contribution required under paragraph (a) above of this subsection shall in no event exceed, in terms of a percentage of compensation, the contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other tax-qualified plans in the Plan’s aggregation group as provided pursuant to section 416(c)(2)(B)(iii) of the Code. Furthermore, no minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for an Eligible Employee for any Plan Year if the Company maintains another tax-qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Eligible Employee in accordance with section 416(c) of the Code.

Supplement Number One
Additional Rules for Puerto Rican Participants
1.	Purpose and Effect – The purpose of this Supplement Number One is to supplement the Wrigley Savings Plan (the “Plan”) in order to comply with the applicable requirements of Sections 1165(a) and 1165(e) of the Puerto Rico Internal Revenue Code of 1994 (the “PR-Code”). The provisions of this Supplement Number One shall be effective as of January 1, 2002, and shall apply only to those employees of Employers participating in the Plan whose Salary, as such term is defined in Section 2.33 of the Plan, is from sources within Puerto Rico (the “Supplement Number One Participants”).
2.	Type of Plan – It is the intent of the Company that the Plan be a profit sharing plan as defined in Article 1165-1(b)(1)(ii) of the Regulations under the PR-Code and that it include a qualified cash or deferred arrangement pursuant to Section 1165(e) of the PR-Code. Contributions to the Plan by the Employers shall be made out of the Employers’ current or accumulated earnings and profits.
3.	Supplement Number One Participants Before-Tax Deposits – Supplement Number One Participants may direct the Employers to make Before-Tax Deposits out of current or accumulated earnings and profits of the Employers up to an amount equal to the lesser of 10% of the Supplement Number One Participants’ Salary or $8,000, or such other amount as determined from time to time by the Puerto Rico Department of Treasury; provided, however, that, if the Participant contributes to a Puerto Rico individual retirement account as described in PR-Code Section 1169, the maximum amount of his or her Before-Tax Deposits may not exceed the difference, if any, between the maximum amount available under the PR-Code as a contribution for Before-Tax Deposits and the contribution made to a Puerto Rico individual retirement account, or as otherwise provided under the PR-Code. If a Supplement Number One Participant notifies the Committee that his or her Before-Tax Deposits exceed such limit, such excess deposits shall be considered “Excess Before-Tax Deposits” for purposes of Section 7.1(b) of the Plan. The limitation on Before-Tax Deposits will not be adjusted to reflect cost of living increases. This limit shall be applied by aggregating all plans maintained by the Employers and all affiliates that provide for Before-Tax Deposits.
4.	Highly Compensated Supplement Number One Participants – For purposes of satisfying the nondiscrimination tests provided under Sections 1165(a)(3), 1165(a)(4) and 1165(e)(3) of the PR-Code, any Supplement Number One Participant who, determined on the basis of Salary for each Plan Year, has Salary greater than two thirds of all other Supplement Number One Participants will be considered a Highly Compensated Supplement Number One Participant, except to the extent otherwise provided under the PR-Code.
5.	Limitation on Participants’ Before-Tax Deposits – For each Plan Year, in addition to satisfying the actual deferral percentage test of Section 401(k) of the United States Internal Revenue Code of 1986, the Plan shall satisfy the average deferral percentage test of PR-Code

Section 1165(e)(3) and the regulations promulgated thereunder. This test must be complied with taking into consideration Supplement Number One Participants.

In no event shall the actual deferral percentage of the Highly Compensated Supplement Number One Participants for any calendar year exceed the greater of:
(i)	the actual deferral percentage of all other Supplement Number One Participants for such calendar year multiplied by 1.25; or

(ii)	the actual deferral percentage of all other Supplement Number One Participants for such calendar year multiplied by 2.0; provided that the actual deferral percentage of Highly Compensated Supplement Number One Participants does not exceed that of all other Supplement Number One Participants by more than two percentage points.
The “actual deferral percentage” of a group of Supplement Number One Participants for a Plan Year shall be the average of the ratios, calculated separately for each Supplement Number One Participant in such group of the amount of Before-Tax Deposits actually paid to the trust on behalf of such Supplement Number One Participants for such Plan Year to the Salaries of such Supplement Number One Participants for such Plan Year. The actual deferral percentage test of PR-Code Section 1165(e)(3) may also be satisfied pursuant to the aggregation rules of the PR-Code and the regulations promulgated thereunder.

6.	Matching Company Contributions – For purposes of the Puerto Rico qualification of the Plan, the Matching Contributions made by the Employers to the accounts of the Supplement Number One Participants shall not be subject to the Actual Contribution Percentage Test provided under Section 401(m) of the US-Code.

7.	Rollover Contributions – A rollover contribution shall mean a contribution to the Plan of the total amount paid or distributed by a Puerto Rico and United States qualified trust to a Supplement Number One Participant, if made in a manner which would constitute a rollover within the meaning of the Plan and Section 1165(b)(2) of the PR-Code.

8.	Use of Terms – All terms and provisions of the Plan shall apply to this Supplement Number One, except that where the terms and provisions of the Plan and this Supplement Number One conflict, the terms and provisions of this Supplement Number One shall govern.

9.	Limitation on Employer Contributions – To the extent permissible under ERISA, each contribution made by the Employer to the Plan with respect to the Supplement Number One Participants is expressly conditioned on the deductibility of such contribution under Section 1023(n) of the PR-Code for the taxable year for which it is contributed. If the Puerto Rico Department of the Treasury disallows the deduction, or if the contribution was made by a mistake of fact, such contribution shall be returned to the Employer within one (1) year after the disallowance of the deduction (to the extent disallowed), or after the payment of the contribution, respectively.

10.	Direct Rollovers – Direct rollovers from the Plan under Section 12.8 of the Plan by a Supplement Number One Participant are limited to the rollover of the entire amount distributed from the Plan to another employee plan that qualifies under Section 1165(a) of the PR-Code and under Sections 401(a) and 401(k) of the US-Code.

Notwithstanding any provision of the Plan to the contrary, a distributee who is a Supplement Number One Participant may request, at the time and in the manner prescribed by the Committee, to have the entire portion of a lump-sum distribution from the Plan paid directly to a “Puerto Rico Eligible Retirement Plan” (as defined below) in a direct rollover. For purposes of this paragraph, the term “Puerto Rico Eligible Retirement Plan” means a qualified trust described in Section 1165(a) of the PR-Code or an individual retirement account or annuity described in Sections 1169(a) and (b) of the PR-Code, respectively, that accepts the Supplement Number One Participant’s eligible rollover distribution.

11.	Plan Merger, Consolidation or Transfer of Assets to Other Qualified Plans – Any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, another trust fund as applied to a Supplement Number One Participant under Section 17.2 of the Plan will be limited to the extent such other plan and trust are qualified under Section 1165(a) of the PR-Code.

12.	Payment of Contributions – Contributions to the Plan by the Company shall be paid to the Trustee not later than the due date for filing the Employer’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

13.	Termination of Plan or Discontinuance of Contributions– Notwithstanding any provision of the Plan to the contrary, the Trustee shall not be required to make any distribution from the Trust to a Supplement Number One Participant in the event the Plan is terminated, until such time as the Puerto Rico Department of Treasury shall have determined in writing that such termination will not adversely affect the prior qualification of the Plan under the PR-Code.

14.	Governing Law – With respect to the Supplement Number One Participants and any Employer engaged in business in Puerto Rico, the Plan also will be governed and construed according to the PR-Code, where such law is not in conflict with the applicable federal laws.

15.	Catch-Up Contributions – Supplement Number One Participants are not eligible to make elective catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the US-Code. In accordance with IRS Notice 2002-4, the Plan shall not be treated as failing to satisfy the universal availability of catch-up contributions requirement of Section 414(v) of the US-Code and section 1.414(v)-1(e) of the Treasury Regulations.

          Supplement Number Two
          Notwithstanding any provision of the Plan to the contrary, each Participant who was employed by the Wrigley Office of the Building immediately prior to January 1, 2007 and who thereafter became employed by Hiffman or any successor thereof (“Hiffman”) in connection with the outsourcing of the Company’s office maintenance and housekeeping services shall be eligible to participate in the Plan as a leased employee, as though Hiffman were a participating Employer in the Plan.